                                                                  EXHIBIT 10(12)



                       SURETY $40M XS $60M PLACEMENT SLIP


COMPANY:                       Western Surety Company
                               a South Dakota corporation

                               Universal Surety Of America
                               a Texas corporation

                               Surety Bonding Company of America
                               a South Dakota corporation

                               and any other company which is or may become a subsidiary of the CNA Surety Corporation or for which the CNA Surety Corporation may acquire any assets or liabilities.

TERM: Losses Discovered during the 36 month term extending from 12:01 standard time, on October 1, 2002 to 12:01 a.m. standard time on October 1, 2005, as respects bonds in force on October 1, 2002 and bonds written or renewed on or after October 1, 2002. Standard time shall mean the location of the Company.

                               Within the above 36 month Contract term, each Agreement Year shall be a 12 month period beginning with October 1, 2002. This Contract may be commuted at October 1, 2003, October 1, 2004 or October 1, 2005 subject to the provisions in the Commutation section.

BUSINESS
COVERED:                       Surety business meaning all contract
                               surety business and commercial surety business written by the Company and business assumed by Western Surety Company or Universal Surety of America from Continental Casualty Company, National Fire Insurance Company of Hartford, American Casualty Company of Reading, Pennsylvania, Continental Insurance Company or its affiliates (all of which is hereinafter referred to as "CNA Surety Corporation and business assumed from CNA") except all business underwritten in Sioux Falls, South Dakota and in the Company's Small & Specialty Contract offices by Western Surety Company, Universal Surety of America and Surety Bonding Company of America will be excluded from coverage hereunder.


EXCLUSIONS:                    Per attached.

TERRITORY:                     Worldwide as per original Bonds.



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LIMIT &
RETENTION:                     As respects each Agreement Year, $40,000,000
                               ultimate net loss each principal, excess of $60,000,000 ultimate net loss each principal, with a maximum amount recoverable in any one
                               Agreement Year of $80,000,000.

AGGREGATE LIMIT:               $120,000,000 in all, during the entire three year
                               term of the Contract. This Aggregate Limit shall only apply if this Contract is not commuted on October 1, 2003 or October 1, 2004.

LOSS EXPENSE:                  Included as part of Ultimate Net Loss.

REINSURANCE
PREMIUM: The Company will pay to the Reinsurer annual reinsurance premiums as follow:

                               First Agreement Year:   $12,500,000
                               Second Agreement Year; $17,500,000 (payable only if the Contract is not commuted on October 1,
                               2003)

                               Third Agreement Year; $17,500,000 (payable only if the Contract is not commuted on October 1,
                               2004)

                               Payable: quarterly on October 1, January 1,
                               April 1 and July 1


REINSURER'S
MARGIN: 30% of the reinsurance premiums (quarterly Reinsurance Premiums and Reinstatement Premiums) for each Agreement Year.

REINSTATEMENT
PREMIUM: The Company will pay a Reinstatement Premium for each Agreement Year covered hereunder in an amount equal to 50% of the premium for that Agreement Year times ceded losses for that Agreement Year divided by $40,000,000.

                               The Reinstatement Premium shall be offset against losses, within the Experience Account, as paid.

EXPERIENCE
ACCOUNT
BALANCE: Experience Account Balance as of October 2002, will be equal to zero.


                               The Experience Account Balance as of the end of each calendar quarter thereafter will be equal to:

                               (1) The Experience Account Balance as of the end of previous calendar quarter; plus




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                               (2)    100% of the Reinsurance Premiums and
                                      Reinstatement Premiums paid by the Company during that calendar quarter; minus
                               (3) The Reinsurer's Margin in respect of the Reinsurance Premiums and Reinstatement Premiums paid by the Company to the Reinsurer(s) during that calendar quarter; minus
                               (4) 100% of losses paid by the Reinsurer(s) under this Contract during that calendar quarter.

                               The Experience Account Balance on any date other than the last day of each calendar quarter will be equal to the Experience Account Balance as of the last day of the immediately preceding calendar quarter, plus 100% of the Reinsurance premiums subsequently paid by the Company to the Reinsurer(s) plus 100% of any Reinstatement Premiums subsequently paid by the Company to the Reinsurer(s), minus the

                               Reinsurer(s)' Margin in respect of any
                               Reinsurance Premiums and Reinstatement Premiums paid by the Company to the Reinsurer(s) and minus 100% of losses subsequently paid by the Reinsurer(s) to the Company, in each case, up to and including that date.

PREMIUM BASIS:                 All Reinsurance Premiums and Reinstatement
                               Premiums (collectively, the "Premiums") are net to the Reinsurer(s) and contain no allowance for commissions, taxes, or any other charges that may arise. Any such amounts are in addition to the Premiums and remain the sole responsibility of the Company.

REPORTS AND
REMITTANCES:                   Within 90 days after the end of each calendar
                               quarter, the Company will furnish the
                               Reinsurer(s) with a written Activity Report including the following information:

                                    (1) the amount of gross loss and loss
                                        expense paid by the Company during that
                                        period and on a cumulative basis, for
                                        each loss first discovered and covered
                                        under this Contract;
                                    (2) the Company's estimate of the gross
                                        reserve for loss and loss expense during that period for each loss first discovered and covered under this Contract.

                               By credit to the Experience Account, the Reinsurer(s) shall pay any losses due to the Company under this Contract within 15 days after receipt of the Activity Report. If the balance of the Experience Account is zero, the Reinsurer(s) shall pay such covered loss to the Company, subject to the limit of this Contract, from other funds of the Reinsurer.


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COMMUTATION:                   If the Experience Account Balance is greater than
                               zero (0) as of October 1, 2003, October 1, 2004, or October 1, 2005, the Company may elect to commute this Contract, subject to 30 days prior written notice.

                               Should the Company elect to commute this Contract, the Reinsurer will pay to the Company within 90 calendar days of commutation a Profit Commission equal to the positive Experience Account Balance as of such October 1.

                               Upon Commutation, the Reinsurer will be released from all current and future liabilities under this Contract and the Company shall have no obligation to pay further Premiums hereunder.

OTHER
REINSURANCE:                   Company is permitted to purchase facultative
                               reinsurance. Company is also permitted to purchase other treaty reinsurance, as per the attached Schedule. Any bond specific facultative reinsurance purchased from non-affiliated parties shall be deemed to inure to the benefit of this Contract.

INURING
REINSURANCE:                   The following Extended Discovery coverages inure
                               to the benefit of this Contract:

                               Effective January 1, 2002, the Company purchased Extended Discovery run-off coverage under the January 1, 2001 calendar year Surety Excess of Loss Agreement (first layer $20M xs $5M, second layer $35M xs $25M) from 70% of the reinsurers. This coverage is as respects losses discovered during the two year period (1/1/02 to 1/1/04) on bonds written prior to December 31, 2001.

                               Effective October 1, 2002, there is a three year discovery period (namely 10/1/02 to 10/1/05) under the Surety Excess of Loss Contract with limits of $75M xs $60M, which was in effect October 1, 1997 through September 30, 2002, as respects losses discovered on bonds written, renewed or assumed prior to October 1, 2002.

LOSS REPORTS:                  The Company will provide the Reinsurer with
                               written notice of any Loss Discovered exceeding
                               $10,000,000.

WARRANTIES:                    The Company warrants that:

                           A. As respects Commercial Surety business, for any new commercial accounts written on and after January 1, 2002, or for in-force commercial accounts written with a limit of $25,000,000 or less and covered under

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                               this Contract, the maximum limit, per commercial
                               account, shall be no greater than $25,000,000.

                               The Company also warrants a maximum limit of liability of $25,000,000 as respects in-force commercial accounts with a limit of $25,000,000 or less, which are renewed on and after January 1, 2002.

                           B. As respects Domestic Contract Surety business (limited to principals domiciled in the United States, Canada, and Puerto Rico covering bond business written for contracts located within these territories and other United States territories):

                               For all new contract surety accounts written on or after January 1, 2002, the Company's maximum Aggregate Bonded Work Program limit shall not exceed $150,000,000 for any one principal, nor shall the Total Industry-wide Aggregate Work Program (bonded and unbonded) exceed $400,000,000 any one principal either as sole Surety account or as a Co-surety/Shared account. Should a new contract surety account written on or after January 1, 2002, also contain commercial exposure, the Company warrants that the maximum limit of commercial exposure shall not exceed 12.5% of the overall bonded exposure or $25,000,000, whichever is lesser.

                               Effective June 30, 2003, for all contract surety accounts in-force prior to January 1, 2002, the Company's maximum Aggregate Bonded Work Program limit shall not exceed $200,000,000 for any one principal, nor shall the Total Industry-wide Aggregate Uncompleted Work Program (bonded and unbonded) exceed $400,000,000 any one principal either as a sole Surety account or as a Co-surety/Shared account.

                               "Contract Surety business" shall be defined as principals for which the Company provides contract bonds primarily in connection with construction contract(s) and/or primarily in connection with contracts for machinery made to a special order and which bonds are classified as Class A or Class A-1 in the Contract section of the Surety Association of America manual, and/or in connection with contracts for the supply of goods or services. Contract Surety business may contain incidental Commercial Surety exposure. Incidental exposure is hereby defined as 12.5% of overall bonded exposure up to a maximum of $25MM related to bonds that are classified in the Non-Contract section of the Surety Association of America manual.

                           C. As respects international contract surety business produced and underwritten by the International Division (limited to principals

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                               domiciled in foreign countries except for Canada
                               and Puerto Rico but which may conduct business in the United States):

                               1.   The Company's maximum bonded aggregate
                                    liability on all bonds written in foreign countries shall not exceed $50,000,000 any one principal.

                                 2. The sum of (a) the Company's portion of the
                                    bonded aggregate liability on all bonds
                                    written in foreign countries, and (b) the Company's portion of the aggregate bonded liability on all bonds written in the United States shall not exceed $75,000,000 any one principal.


                         D. Any recovery for a loss first discovered under run-off coverage or an Extended Discovery option under any of the Company's previous reinsurance contracts, whether issued to the Company by professional reinsurers or CNA Financial, shall inure to the benefit of this Contract.

OTHER
PROVISIONS:                    Reinsurers will be subject to the same terms,
                               conditions, interpretations, waivers,
                               modifications, and alternations as the respective bonds of the Company to which this Contract applies, subject to the provisions of this Contract.

                               This Contract is solely between the Company and the Reinsurer. Performance of the obligations of each party under this Contract will be rendered solely to the other party; however, if the Company becomes insolvent, the liability of the Reinsurer will be modified to the extent set forth in the Insolvency Article. In no instance will any principal, indemnitor, or obligee of the Company or any claimant against a principal, indemnitor, or obligee of the Company have any rights under this Contract.

                               Special Termination Clause (attached)
                               Extra Contractual Obligations Clause (attached) Funding of Reserves Clause (as applicable) (USA and Canada)
                               Loss Notices and Settlements Clause (attached) Interest Penalty Clause (attached) Offset Clause (attached)
                               Salvage and Subrogation Clause (attached)
                               Delays, Errors or Omissions Clause (attached) Special Provisions Clause (attached)
                               Entire Agreement and Modification Clause
                               (attached)
                               Access to Records Clause (attached)

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                             Confidentiality Clause (attached)
                             Insolvency Clause (attached)
                             Arbitration Clause (attached)
                             Tax Clause (attached)
                             Federal Excise Tax Clause (as applicable)
                             (attached)
                             Currency Clause (USA) (attached)
                             Service of Suit Clause (as applicable)
                             (USA and Canada) (attached)
                             Agency Clause (attached)
                             Severability Clause (attached)

INFORMATION:                 Estimated GNWPI for the Agreement Year of October
                             1, 2002 to October 1, 2003 is $208,000,000.


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                                   EXCLUSIONS

This Contract does not cover:

         A. Business accepted by the Company as reinsurance from other insurance companies or associations; however, this exclusion will not apply to CNA Surety Corporation and business assumed from any CNA company.

         B. Any loss or liability accruing to the Company directly or indirectly from any business written by or through any pool or association including pools or associations under which membership by the Company is required under any statutes or regulations.

         C. All liability of the Company arising by agreement, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. "Insolvency Fund" includes any Guaranty Fund, Insolvency Fund, Plan, Pool, Association, Fund, or other arrangement, howsoever denominated, established or governed, which provides for any assessment of, or payment, or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors, or assigns which has been declared by any competent authority to be insolvent or which otherwise is deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

         D. Co-surety bonds not controlled in their entirety by the Company ("not controlled in their entirety" means the Company does not have a contractual agreement with the producing agent and has not received the premium from or paid a commission to the producing agent on the bond(s) in question, or co-surety bonds on which the Company has accepted liability as an accommodation to the lead co-surety in lieu of the Company exercising its customary due diligence in reliance upon its established underwriting standard as evidenced by its case file).

         E. Bank Depository Bonds that exceed $25,000,000 in the aggregate each 12-month calendar year (being January 1 through December 31) of this Contract, as respects each insured Commercial Bank or each insured chartered Savings Bank having minimum assets of at least $100,000,000. The $25,000,000 limit will include either a single bond in the amount of $25,000,000 (that has been written with a special acceptance) written in favor of one depositor or multiple bonds issued to the same bank amounting to $25,000,000, in the aggregate, written in favor of multiple depositors.


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         F.   Bonds classified by the Surety Association of America as class codes 580, 581 or 597 and the following bonds associated with or guaranteeing:

              1. Bonds associated with commercial investment and loan guarantees.
              2.  Guarantees of corporate debt.
              3.  Note guarantee bonds.
              4.  Net asset value/money market bonds.
              5. Refundment guarantees, except in force refundment guarantee obligations for Hyundai Heavy Industries.
              6.  Guarantees of principal and interest.
              7.  Municipal bonds.
              8.  Mortgage deficiency bonds.
              9.  Any fluctuation in financial markets or commodity prices.
              10. Inaccuracy of any currency valuations.
              11. Overpayments of any financial obligations for any reasons including, but not limited to accounts receivable coverage.
              12. Golden parachute coverage.
              13. Guarantees of bank letters of credit.
              14. Guarantees of mortgage backed securities.
              15. Film guarantees.
              16. Student loans.
              17. Weather related insurance.
              18. Structured financial transactions originating or residing in the debt or capital markets.
              19. Collateralized loan obligations (CLO) and/or collateralized bond obligations (CBO) collectively known as collateralized debt obligations, including but not limited to conventional CLO's, synthetic CLO's and/or balance sheet CLO's.
              20. Instruments designed to guarantee funded credit transactions, including, but not limited to contingent capital products, contingent liquidity products and/or contingent equity products which raise capital by selling securities or provide event liquidity subject to certain conditions being met.
              21. Instruments designed to guarantee credit wraps, transactions that provide credit substitution and/or credit enhancement of loans, underlying asset backed securities, municipal bonds that directly enhance the credit risk of debt securities to investors.
              22. Instruments designated as bonds that guarantee the performance of assets that are securitized into marketable securities for sale to investors.

         G.   Bail Bonds.

         H. Business written under the Small Business Administration's Surety Bond Guarantee Program.

         I. Advance Payment Bonds except those that cover partial payments not to exceed 25% of Construction or Supply Bonds.


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         J.   Bonds commonly known as Completion Bonds, that involve an
              undertaking by the surety to a lender to a construction project to the effect that the project will be completed, free of liens, whether or not the owner or user of the project performs its obligations to the contractor; provided, however, that any such bonds which are dual obligee bonds wherein a so-called "Savings clause" (i.e., a provision to the effect that the lender as beneficiary of the bond is not entitled to indemnity there under if the owner or user of the project has not performed its obligations to the contractor) is utilized will not by reason of this exclusion be excluded from coverage hereunder.

         K. Closure and Post Closure Bonds and bonds covering superfund hazardous waste removal which are written with an effective date on or after January 1, 2002.

         L. Qualifying Bonds of insurance companies with a rating of less than AAA (S & P) and/or A+ (A.M. Best), which are written with an effective date on or after January 1, 2002.

         M. Lease Bonds with a term exceeding 5 years or with covenants to build.

         N. Bonds written at the request of the Company's bond claim department.

         O. Bonds guaranteeing payment of settlements to third party administrators.

         P.   Excess SIPC bonds.

         Q.   SEC liability bonds.

         R. Reclamation bonds (except for aggregate sand and gravel pits and strip coal mining where such obligations are incidental to the principal's overall obligations) which are written with an effective date on or after January 1, 2002.

         S. Surety bonds issued or written where principal is owned by, affiliated with, or a subsidiary of either the Company or CNA Financial Corp.

         T. Black Lung or United Mine Workers of America bonds that are written with an effective date on or after January 1, 2002.

         U. Surety bonds covering contracts with expected durations in excess of five years at contract inception, exclusive of construction warranties or change orders.

         V. Ship building, except the Manitowoc Companies account which is hereby covered through June 30, 2003.

         W.   Excess FDIC.


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         X.   Surety loss attributable to a certified terrorism event as defined by the Federal Terrorism Act of 2002.

The Company may submit in writing to the Lead Reinsurer for special acceptance hereunder, as respects business not covered by this Contract. If said business is accepted by the Lead Reinsurer, it will constitute acceptance by all Reinsurers, and shall be subject to the terms of this Contract, except as such terms are modified by such acceptance. Any loss occurring on an excluded bond will be ignored in determining the Company's Net Loss for the purposes of this Contract.


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                                   DEFINITIONS

     As used in this Contract:

A.   "Aggregate bonded work program" shall mean the following:

     As respects principals for which the Company provides contract Bonds primarily in connection with construction contracts: the greater of: (a) the aggregate line of authority issued by the Company for bonded construction contracts or supply contracts issued, or (b) the uncompleted portion of bonded construction contracts or supply contracts, including the principal's share of joint ventures, outstanding bid bonds where the contract will be bonded, and excluding cost-plus contracts not subject to guaranteed maximum prices, at the time a bond is executed.

     As respects principals for which the Company provides contract bonds either primarily in connection with contracts for machinery made to a special order and which Bonds are classified as Class A or Class A-1 in the Contract section of the Surety Association of America manual, or in connection with contracts for the supply of goods or services: the greater of: (a) the aggregate line of authority issued by the Company and outstanding at the time a bond is executed, or (b) the aggregate of bond penalties for all bonds, including bid bonds, known to the Company as outstanding at the time a bond is executed.

B. "Bond" shall mean any bond, undertaking, guarantee, indemnity, binder, or other obligation, including riders and endorsements and letters and agreements in connection therewith, at any time issued, assumed or accepted by the Company and classified by the Company as Surety business at the effective date of such business.

C. "Bonded aggregate liability" as respects International Business shall mean the sum of:

     1) for performance and/or payment bonds with limits greater that 50% of the contract price, the uncompleted portion of bonded construction contracts including the principal's share of joint ventures bonded by the Company, outstanding bids approved by the Company and the Company's portion of the contract being bonded, excluding bonded cost plus contracts not subject to guaranteed maximum prices, plus:

     2) the outstanding penal sum of low penalty bonds (bond with limits below 50% of the contract price) and all other bonds (including those on supply/furnish and install contracts) bonded by the Company at the time a bond is executed.

D. "Gross net written premium income" shall mean the gross written premium accounted for by the Company under all surety business reinsured hereunder during the term of this specific Contract, less deductions for return premiums and cancellations, and less premiums, if any, paid by the Company for facultative reinsurances or treaty reinsurances, recoveries from which would inure to the benefit of the Reinsurers hereon.

E. "Loss discovered" shall mean the following: The Company shall have discovered a loss when the Company has incurred a loss of $10,000,000 or more for each principal through the establishment of a reserve, payment of loss or allocated expenses, assumption of a liability to prevent a default, or a


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     combination thereof. Any loss discovered under the previous Surety Excess of Loss Agreement cannot be a discovered loss under this Contract.

F. "Principal" shall mean one or more firms or corporations under the same management or control, or one or more persons or entities for whom bonds were executed in reliance upon the indemnity of the same person, firm or corporation, or in reliance upon the indemnity of a related group of persons, firms or corporations.

G.   "Total industry-wide aggregate work program" shall mean the following:

     As respects principals for which the Company provides contract bonds primarily in connection with construction contract(s) either as sole surety or as part of a co-surety/shared account arrangement: the greater of: (a) the total aggregate line of authority issued by the Company in addition to all participating co-sureties/shared account arrangements for bonded and unbonded construction contracts or supply contracts issued, or (b) the total uncompleted portion of bonded and unbonded construction contracts or supply contract(s) of all the participating co-sureties or sureties in a sharing arrangement, including the principal's share of joint ventures, outstanding bids and the contract being bonded and excluding cost-plus contracts not subject to guaranteed maximum prices, at the time a bond is executed.

     As respects principals for which the Company provides contract bonds either primarily in connection with contracts for machinery made to a special order and which bonds are classified as Class A or Class A-1 in the Contract section of the Surety Association of America manual, or in connection with contracts for the supply of goods or services the greater of: (a) the total aggregate line of authority issued by the Company and outstanding at the time a bond is executed which includes co-surety/shared account arrangements, or (b) the total aggregate of bond penalties for all bonds, including bid bonds, known to the Company as outstanding at the time a bond is executed, including co-surety/shared account arrangements.

H. "Ultimate Net Loss" shall mean all loss and allocated expense payments made by the Company in the investigation, defense, settlement, or mitigation of claims or potential claims (including the prevention of defaults) on the surety business of the Company and in the recovery or attempted recovery of such payments, plus 90% extra contractual obligations, if any, as defined herein, less salvage and subrogation recoveries and less amounts due from reinsurance which inures to the benefit of this Contract, whether collectible or not. Office expenses and salaries of employees of the Company or any subsidiary or related or wholly owned company of the Company are not allocated expense payments. If the Company becomes insolvent, this definition will be modified to the extent set forth in the Insolvency Article.



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                               SPECIAL TERMINATION

The Company may terminate any Reinsurer's participation hereon at any time by giving 30 calendar days prior written notice to said Reinsurer upon the happening of any one of the following circumstances:

A. The Reinsurer ceases assuming new and renewal property and/or casualty treaty reinsurance;

B. A state insurance department or other legal authority orders the Reinsurer to cease writing business;

C. The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

D. The Reinsurer's surplus has been reduced by whichever is greater, either 40% of the amount of surplus at the inception of this Contract or 40% of the amount at the latest anniversary, or has lost any part of, or has reduced its paid-up capital (this paragraph D. will not apply to Underwriting Members of Lloyd's, London);

E. The Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer's operations at the inception of this Contract; or

F. The Reinsurer has reinsured its entire liability under this Contract without the Company's prior written consent.

Likewise, any Reinsurer may terminate its participation hereon at any time by giving 30 calendar days prior written notice to the Company upon the happening of either of the following circumstances:

A. The Company's surplus has been reduced by whichever is greater, either 40% of the amount of surplus at the inception of this Contract or 40% of the amount at the latest anniversary, or has lost any part of, or has reduced its paid-up capital; or

B. The Company has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Company's operations at the inception of this Contract.

If said Reinsurer's participation is so canceled, cancellation will be effective on a run-off or cut-off basis at the option of the Company, and the minimum premium provisions, if any, will be waived.


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CNA Surety                                    $40M xs $60M Surety Excess of Loss




If the inclusion of any provision in this Article causes a state insurance commissioner or other legal authority to prohibit the Company from taking credit for reinsurance ceded under this Contract, then that provision will be considered void.



                               SPECIAL PROVISIONS

At any time subsequent to the inception of this Contract:

A. should the ownership, control or management of the Company or the Reinsurer be altered or changed, in whole or in part, in such a way that receipt or payment of funds or any other contemplated transaction under this Contract would be prohibited by United States of America statute, regulation and/or other applicable law, or

B. should the Company or the Reinsurer become subject to restrictions imposed by the United States government, so that receipt or payment of funds or any other contemplated transaction under this Contract would be prohibited by United States of America statute, regulation and/or other applicable law.

the Company or the Reinsurer must immediately notify the other party of same in writing via certified, registered, or internationally recognized overnight courier service, and the obligation to pay or receive funds or otherwise perform under this Contract shall be suspended until such time as the Company or the Reinsurer are authorized by applicable law, regulation, or license to perform under this Contract.


                                ACCESS TO RECORDS

Upon reasonable notice, the Reinsurer, or its designated representative, shall have access at any reasonable time to inspect and audit the books and records of the Company which pertain in any way to this Contract and it may make copies of any records pertaining thereto, at its own expense. This right of inspection, audit and information shall survive expiration of this Contract and shall run to the natural expiration of all liabilities reinsured hereunder.





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CNA Surety                                    $40M xs $60M Surety Excess of Loss



                          EXTRA CONTRACTUAL OBLIGATIONS

A. This Contract shall indemnify the Company, within the limits of this Contract, for extra contractual obligations awarded by a court of competent jurisdiction against the Company arising from the Surety business reinsured hereunder. Such extra contractual obligation will be added to the amount of the loss within the Company's Bond limit and the sum thereof will be considered one loss subject to the exclusions and limitations set forth in this Contract.

B. "Extra contractual obligations" are defined as those damages for which the Company is liable to pay that are not covered under any other provision of this Contract including but not limited to compensatory, punitive damages and related expenses that are assessed against the Company because of alleged or actual bad faith or negligence on its part in the handling of any claim on the business reinsured hereunder brought by any principal, indemnitor, obligee or claimant (hereinafter referred to in this definition as "Principal") for which a contractual loss has been incurred by the Company.

C. The date on which an extra contractual obligation is incurred by the Company shall be deemed, in all circumstances, to be the date such extra contractual obligation claim combined with the underlying contractual claim meets the definition of loss discovered, as defined herein; it being understood that such extra contractual obligation claim is directly related to an underlying contractual claim. For the purposes of this Article, "underlying contractual claim" will mean any claim made on business covered hereunder and for which a loss has been incurred by the Company.

D. However, coverage hereunder as respects extra contractual obligations will not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company or a Company employee with claim settlement authority acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any surety claim covered hereunder nor shall it apply to non-claim related expenses.

E. Recoveries, collectibles or retention from any other form of insurance or reinsurance including, but not limited to, deductibles or self-insured retention which protect the Company against extra contractual obligations will inure to the benefit of the Reinsurer and will be deducted from the total amount of extra contractual obligations for purposes of determining the loss hereunder.

F. Extra contractual obligations shall not include losses arising solely out of any non-claim activity including but not limited to underwriting decisions of the Company, engineering or other services provided by the Company.

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
CNA Surety                                    $40M xs $60M Surety Excess of Loss



                                INTEREST PENALTY

The interest amounts provided for in this Article will apply to the Reinsurer or to the Company in the following circumstances:

     1. Loss payment owed by the Reinsurer to the Company will have a due date to the Company of 90 calendar days following the date of the billing/proof of loss.

     2. Payment of any premium will be due to the Reinsurer within 90 calendar days of the date specified in this Contract. Any premium adjustments will be due by the debtor party within 150 calendar days of the expiry of this Contract.

     3. Payment on return of premiums, commissions, profit sharing, or any amounts not provided in paragraphs 1. or 2. above, will have the due date as specified in this Contract. If no due date is specified, the due date will be 90 days following the date of billing.

     4. Failure by the Reinsurer or Company to comply with their respective payment obligations within the time periods as herein provided will result in a compound interest penalty payable at a rate equal to the 90 day Treasury Bill rate as published in the Money Rate Section or any successor section of The Wall Street Journal on the first business day following the date a remittance becomes due, plus 1% per annum, to be compounded and adjusted quarterly. Any interest which occurs pursuant to this Article will be calculated by the party to which it is owed. The accumulation of the number of days that any payment is past due will stop on the date that the Intermediary, where applicable, receives payment.

     5. The validity of any claim or payment may be contested under the provisions of this Contract. If the debtor party prevails in arbitration or any other proceeding, there will be no interest penalty due. Otherwise, any interest will be calculated and due as outlined above.

     6. If a Reinsurer advances payment of any claim it is contesting, and prevails in the contest, the Company will return such payment plus pay interest on same, calculated as per the provisions of this Article.

     7. Any interest which occurs pursuant to this Article may be waived by the party to which it is owed. Further, any interest which is calculated pursuant to this Article that is $100 or less will be waived. Waiver of such interest, however, will not affect the waiving party's right to similar interest for any other failure by the other party to make payment when due under this Article.

     8. Nothing in this Article will diminish any legal remedies which either party may have against the other.



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CNA Surety                                    $40M xs $60M Surety Excess of Loss



The Reinsurer who is the signatory below, acknowledges that no intermediary is involved in nor brought about this transaction, and by its authorized representatives has executed this Placement Slip:


REINSURER:________________________________________________________


AUTHORIZED                                                REFERENCE
PERCENTAGE:______________________________________         NUMBER:______________


ACCEPTED &
APPROVED BY:______________________________________________DATED:_______________


(FOR PROCESSING PURPOSES IT IS IMPORTANT THAT YOU PROVIDE YOUR COMPANY'S REFERENCE NUMBER FOR THIS PROGRAM.)




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